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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of NewSouth Bancorp, Inc. on Form S-1 of our report dated October 18, 1996 on our audits of the consolidated financial statements of Home Savings Bank, SSB and Subsidiary. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.


Raleigh, North Carolina
January 17, 1997